As filed with the Securities and Exchange Commission on May 5, 2006

Registration No. 333-133337

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORGENTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0503399
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

650 Gateway Boulevard, South San Francisco, CA 94080, (650) 624-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick A. Broderick, Esq.

Vice President, General Counsel and Secretary

Corgentech Inc.

650 Gateway Boulevard, South San Francisco, CA 94080, (650) 624-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington, Esq.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

Approximate date of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	—	—
Preferred Stock, par value $0.001 per share	—	—
Debt Securities	—	—
Warrants	—	—
Units	—	—
Total	$100,000,000	$10,700

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate principal amount of debt securities and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act and previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Corgentech Inc. has prepared this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-133337) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.(1)

3.1	Amended and Restated Certificate of Incorporation.(2)

3.4	Bylaws.(2)

4.4	Specimen Stock Certificate.(2)

4.5	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.(1)

4.7	Form of Senior Debt Indenture.(3)

4.8	Form of Subordinated Debt Indenture.(3)

4.9	Form of Senior Note.(1)

4.10	Form of Subordinated Note.(1)

4.11	Form of Common Stock Warrant Agreement and Warrant Certificate.(3)

4.12	Form of Preferred Stock Warrant Agreement and Warrant Certificate.(3)

4.13	Form of Debt Securities Warrant Agreement and Warrant Certificate.(3)

4.14	Form of Unit Agreement.(1)

5.1	Opinion of Cooley Godward LLP.(3)

12.1†	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1†	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1).(3)

24.1†	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.(1)

25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.(1)

†	Previously filed.
(1)	To be filed as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s report filed on Form 10-K on March 30, 2006, and incorporated by reference herein.
(3)	Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on May 5, 2006.

CORGENTECH INC.

By:	/s/ JOHN P. MCLAUGHLIN
John P. McLaughlin Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. McLaughlin and Richard P. Powers, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JOHN P. MCLAUGHLIN John P. McLaughlin	Chief Executive Officer and Director (principal executive officer)	May 5, 2006

* Richard P. Powers	Vice President and Chief Financial Officer (principal financial and accounting officer)	May 5, 2006

* Rodney A. Ferguson, Ph.D.	Chairman of the Board	May 5, 2006

* Charles M. Cohen, Ph.D.	Director	May 5, 2006

* Thomas J. Colligan	Director	May 5, 2006

* Carter H. Eckert	Director	May 5, 2006

* Arnold L. Oronsky, Ph.D.	Director	May 5, 2006

* Michael F. Powell, Ph.D.	Director	May 5, 2006

* Robert L. Zerbe, M.D.	Director	May 5, 2006

*By:	/s/ JOHN P. MCLAUGHLIN
John P. McLaughlin Attorney-in-fact

II-2

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.(1)

3.1	Amended and Restated Certificate of Incorporation.(2)

3.4	Bylaws.(2)

4.4	Specimen Stock Certificate.(2)

4.5	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.(1)

4.7	Form of Senior Debt Indenture.(3)

4.8	Form of Subordinated Debt Indenture.(3)

4.9	Form of Senior Note.(1)

4.10	Form of Subordinated Note.(1)

4.11	Form of Common Stock Warrant Agreement and Warrant Certificate.(3)

4.12	Form of Preferred Stock Warrant Agreement and Warrant Certificate.(3)

4.13	Form of Debt Securities Warrant Agreement and Warrant Certificate.(3)

4.14	Form of Unit Agreement.(1)

5.1	Opinion of Cooley Godward LLP.(3)

12.1†	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1†	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1).(3)

24.1†	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.(1)

25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.(1)

†	Previously filed.
(1)	To be filed as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s report filed on Form 10-K on March 30, 2006, and incorporated by reference herein.
(3)	Filed herewith.